SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                            SCHEDULE 14A INFORMATION

                                ----------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant         X
                               ---
Filed by a Party other than the Registrant      |_|

Check the appropriate box

      Preliminary Proxy Statement
---
 X    Definitive Proxy Statement
---
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---

                                  HYDROMER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required
---
      Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.
---

1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

      Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________

                                 HYDROMER, INC.
                                35 Columbia Road
                            Branchburg, NJ 08876-3518


                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 21, 1998



     The Annual Meeting of the Shareholders of HYDROMER, Inc. (the "Company") will be held on Wednesday, October 21, 1998, at the Corporate Headquarters of Hydromer, 35 Columbia Road, Branchburg, New Jersey at 10 o'clock a.m. for the following purpose, as more fully described in the accompanying Proxy Statement:

          1. To elect directors of the Company for the ensuing year.

          2. To ratify the selection by the Board of Directors of Rosenberg Rich Baker Berman & Company as the Company's independent accountants for fiscal 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on September 1, 1998 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at the Meeting.

                                 By Order of the Board of Directors


                                 /s/ ROBERT D. FRAWLEY
                                 ----------------------------------
                                 Robert D. Frawley, Secretary

Branchburg, New Jersey
September 11, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
---------------

This Proxy Statement, which will be mailed commencing on or about September 15, 1998 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of HYDROMER, INC. for use at the Annual Meeting of Shareholders to be held at the Corporate Headquarters of Hydromer, 35 Columbia Road, Branchburg, New Jersey at 10 o'clock a.m. on October 21, 1998 and at any adjournment thereof, for the purposes set forth in such Notice. The Company's executive office is located at 35 Columbia Road, Branchburg, New Jersey 08876-3518.

At the close of business on September 1, 1998, the record date stated in the accompanying Notice, the Company had 4,367,987 outstanding shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to come before the Meeting. The Company has 10,917 shares of Common Stock, which are Treasury Stock and not entitled to vote. The Company has no class or series of stock outstanding other than the Common Stock.

As of September 1, 1998, Manfred F. Dyck, Chairman of the Board and a director of the Company, beneficially owned approximately 38.51% of the outstanding Common Stock of the Company, and his wife Ursula M. Dyck, a director of the Company, beneficially owned an additional 3.62% of the Common Stock. Such ownership may enable such shareholders to exercise a controlling influence over the Company's affairs.

I. ELECTION OF DIRECTORS
------------------------

Five directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been duly chosen and qualified. Each director is elected by a plurality of votes cast. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless otherwise instructed in the Proxy. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Name of Nominee and Certain
Biographical Information
----------------------------

MANFRED F. DYCK, age 63; Chief Executive Officer of Biosearch Medical Products, Inc. (manufacturer and distributor of enteral feeding systems) since 1975; Chairman of the Board of the Company since June 1983 and Chief Executive of the Company since July of 1989; President from 1980 to June 1983; Director of Biosearch Medical Products Inc. since 1975; Director of the Company since 1980. Manfred and Ursula Dyck are husband and wife.

MAXWELL BOROW, M.D., age 72, Medical Doctor, retired Chief of Surgery at Somerset Medical Center (hospital) from 1985-1994, Chief of Vascular Surgery at Somerset Medical Center from 1978-1985; Director of the Company since 1990.

URSULA M. DYCK, age 64; Director of the Company since 1980. Ursula and Manfred Dyck are wife and husband.

DIETER HEINEMANN, age 60; Specialist, Frankfurt, Germany Stock Exchange since prior to 1987. Director of the Company since 1991.

ROBERT H. BEA, age 45; Vice President of Quality Assurance & Regulatory Affairs of Siemens Hearing Instruments, Inc. since 1994; Vice President of Quality Assurance and Regulatory Affairs of Biosearch Medical

Products, Inc. from 1992- 1994; Previously, he worked at Johnson & Johnson where he held positions of increasing responsibility in Quality/Regulatory affairs from 1973-1991. Director of the Company since 1996.

                                    Stock Owned
September 1, 1998 (1)           Beneficially as of             Percent of Class
---------------------         --------------------             -----------------
MANFRED F. DYCK, ..............   1,682,173 (2)                    38.51%

MAXWELL BOROW, M.D., ..........       6,000                  Less than 1%

URSULA M. DYCK, ...............     158,076 (3)                     3.62%

DIETER HEINEMANN, ............      565,125 (4)                    12.94%

ROBERT H. BEA ................          -0-                           --

------------

(1) As of September 1, 1998, except as otherwise indicated below, each nominee has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 23,676 shares held by Mr. Dyck as custodian for certain of his children and does not include 186,908 shares held with sole voting investment power by Mr. Dyck's children and relatives of Mr. Dyck's, as to which Mr. Dyck disclaims beneficial ownership, or shares held by Ursula M. Dyck, his wife.

(3) Includes an aggregate of 23,076 shares held by Mrs. Dyck as custodian for certain of her children and does not include 140,756 shares held with sole voting and investment power by Mrs. Dyck's children, as to which Mrs. Dyck disclaims beneficial ownership, or shares held by Manfred F. Dyck, her husband, individually or as custodian.

(4) Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

During the past year, the Board of Directors of the Company met four times. Dr. Borow attended 75% of the meetings and all other Directors attended 100% of the meetings.

Since May of 1990, directors have been compensated at the rate of $750 per meeting for directors meetings attended in person, and $200 per meeting for telephone conference meetings. In addition, directors may attend operational meetings with Company management, and will be compensated at the rate of $500 per meeting for attendance at such meetings. No such operational meetings were held in the fiscal year 1998.

The Board of Directors of the Company does not have a separate Nominating Committee, Audit Committee or Compensation Committee. These functions are performed by the Board at its meetings.

Five Directors are standing for election at the annual meeting.


EXECUTIVE OFFICERS
------------------

Manfred F. Dyck has been Chairman of the Board of the Company since June 1983 and a Director of the Company since its inception. Mr. Dyck served as Chief Executive Officer of the Company from its inception until October 1986, and as of August 1989, reassumed the duties of Chief Executive Officer. Mr. Dyck has been Chief Executive Officer and a Director of Biosearch Medical Products Inc. since 1975.

Kenneth P. Brice has been Vice-President, Chief Financial Officer since September 1997. Prior to joining Hydromer, Mr. Brice was President of CFO Resources, Inc., a company that provides financial resources to other companies. Mr. Brice previously was Vice-President and Chief Financial Officer of Digital Solutions, Inc., a NJ based Professional Employer Organization. From September 1992 to February 1995, he was Vice-President and Corporate Controller for Interim Services, Inc., a large international temporary help firm located in Ft. Lauderdale, Fl.

Joseph A. Ehrhard has been Vice-President of New Business and R&D since February 1998. Prior to joining Hydromer, Mr. Ehrhard was Director of R&D for the Golden Cat Division of Ralston-Purina in St. Louis, Mo. Mr. Ehrhard was previously Director of R&D in Worldwide Absorbent Products and Materials Research for Johnson & Johnson in New Jersey. From June 1987 through January 1995, he was in R&D at Procter & Gamble Company, most recently as Section Head of Global New Technology Development in Personal Cleansing in Cincinnati, OH.

Robert J. Moravsik has been Vice-President and General Counsel since April 1998. He also serves in the same capacity for Biosearch Medical Products, Inc. and affiliated company since 1987. Prior to that he was Vice-President and General Counsel to Fisher Stevens, Inc., a subsidiary of the Bureau of National Affairs.

Robert D. Frawley has been Secretary of the Company since January 1984. Mr. Frawley has been an attorney in private practice since December 1985. He is employed by the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey since February 1994. From December 1983 to December 1985, Mr. Frawley was Vice President - Corporate Counsel and Secretary of Biosearch Medical Products Inc.

COMPENSATION OF EXECUTIVE OFFICERS
-----------------------------------

The following table sets forth information concerning cash compensation paid or accrued by the Company during the fiscal year ended June 30, 1998, to the CEO and for each of the executive officers of the Company whose total cash compensation exceeded $100,000.


SUMMARY COMPENSATION TABLE
---------------------------

                                         Annual Compensation                              Long-Term Compensation
                                ----------------------------------------    ------------------------------------------------
        Name
        and                                                Other Annual     Restricted
     Principle                                           Compensation ($)     Stock      Options     LTIP        All Other
      Position         Year     Salary($)    Bonus($)          (1)            Awards    /SARs($)    Payouts    Compensation
---------------        ----     --------     --------    ---------------    ----------- --------    -------    ------------
Manfred F. Dyck, ....  1995       50,000         --             --              --          --         --            --
Chairman, ...........  1996       52,500         --           5,000
President, CEO ......  1997       64,257      25,687          6,250
                       1998       82,500      23,660          5,000

The aggregate value of restricted shares of the Company held by Manfred F. Dyck as of June 30, 1998 was approximately $1,997,580 (includes only shares held directly, does not include option or shares held as custodian.)

(1)  Amount of Automobile Allowance, which was paid in the year shown.

STOCK OPTIONS
-------------

In 1984 the Board of Directors conferred upon Manfred F. Dyck, Chairman of the Board of the Company, the authority to grant to, among others, employees of the Company including executive officers, options to purchase up to 15,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share, and upon such other terms and conditions as the Chairman may determine. No such options were granted during the 1998 fiscal year.

On January 22, 1998 the Board of Directors authorized a stock option plan for senior management. Under the plan, senior management would be issued stock options in an amount equal to 3% of the incremental market cap of the Company (defined as # of outstanding shares times share price) divided by the stock price at June 3oth in each of the next three years. These options would be equally divided but the number of participants in the plan. As of June 30, 1998, there were three participants. The plan was effective July 1, 1998. The market cap of the company on July 1, 1998 was $3,010,496. The first options will be issued under this plan as of June 30, 1999.

On January 22, 1998 the company issued 25,000 stock options to a senior executive as part of his employment agreement. These options vest 100% in 6 months and are priced at $0.875 per share. The Company also issued 60,000 stock options to the same executive that will vest once the company gets listed on a regional or national exchange. The vesting will be at the rate of 20,000 shares will vest immediately upon listing. 5,000 shares will vest at the end of each of the next 8 quarters from listing date. The price of the options will be the listing price or $2.00, whichever is higher.

On January 22, 1998 the Board of Directors approved an option plan for active directors that would give each active director of the Company 5,000 options with a strike price on September 1, 1998, the date of record and each subsequent year on the record date.

On August 12, 1998 the Board of Directors authorized a stock option plan for Manfred Dyck, Chairman and CEO. Under the plan, he would be issued stock options in an amount equal to 3% of the incremental market cap of the Company (defined as # of outstanding shares times share price) divided by the stock price at June 3oth in each of the next three years. The plan was effective July 1, 1998. The market cap of the company on July 1, 1998 was $3,010,496. The first options will be issued under this plan as of June 30, 1999.

CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------
Manfred F. Dyck has served as Chairman, Chief Executive Officer and President of the Company since July of 1989. He serves the Company approximately 5 days per month, not to exceed 20% of his time. He is compensated by a salary of $100,000 per annum effective August 12, 1998 and a car allowance of $5,000 per annum. He also participates in a management bonus program based upon Company profitability.

Robert Moravsik serves the company 4 days per week in his current capacity as Vice-President, and General Counsel. He holds the same position at Biosearch Medical Products for the remaining 20% of his time.

INFORMATION CONCERNING CERTAIN SHAREHOLDERS
--------------------------------------------

The shareholders (including any "group" as that term is used in Section 13(d)
(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock as of September 1, 1998, and all directors and officers of the Company as a group, and their respective shareholdings (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                  SHARES OF COMMON
                                     STOCK OWNED
                                  ------------------
Name and Address                   Beneficially (1)           PERCENT OF CLASS
-----------------                 -----------------           -----------------
Manfred F. Dyck ..................     1,682,173(2)(3)             38.52%
255 Holland Road
Far Hills, NJ  07931

Ben A Posdal .....................       355,361                    8.14%
Post Office Box 23632
Tampa, FL  33623

Dieter Heinemann .................       565,125(4)                12.92%
Goldbergweg 64
60599 Frankfurt AM
Federal Republic of Germany

All Directors and Officers .......     2,412,374(2)(4)(5)          55.23%
As a group (8 persons)

----------------

(1) As of September 1, 1998, except as otherwise indicated below, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 23,676 shares held by Mr. Dyck as custodian for certain of his children and does not include 186,908 shares held with sole voting and investment power by Mr. Dyck's children and relatives of Mr. Dyck..

(3) Does not include 158,076 shares held by Ursula M. Dyck, Mr. Dyck's wife, individually and as custodian, and pursuant to exercisable options.

(4) Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

(5) Includes 250 shares held by an officer as custodian for a child. Includes an aggregate of 23,076 shares held by Mrs. Dyck as custodian for certain of her children.

OTHER INFORMATION CONCERNING DIRECTORS, OFFICERS AND SHAREHOLDERS
-----------------------------------------------------------------

During 1998 and 1997, the Company sold materials and services to Biosearch Medical Products, Inc., (BMP), its former parent, for $45,019 and $31,257, respectively. The Company also earned royalty income from BMP of $25,894 and $43,171 for the years ended June 30, 1998 and 1997, respectively. Total amounts owed to the Company by BMP were $25,093 and $19,794 at June 30, 1998 and 1997, respectively. In addition, BMP provides engineering and secretarial services to Hydromer. These expenses amounted to $17,393 and $10,090 for the years ended June 30, 1998 and 1997, respectively. Amounts owed to BMP at June 30, 1998 and 1997, respectively, were $3,811 and $597. In 1998 and 1997, the Company purchased furniture and equipment from BMP for $500 and $46,000, respectively. Also, during 1998 and 1997, the Company leased equipment and space from Biosearch Medical Products, Inc., on a week-to-week basis. Total rental expense paid to BMP was $10,000 for the year ended 1998 and $6,000 for the year ended June 30,1997.

On June 12, 1998, the Company purchased the Biosearch Medical Products facility and land for $850,000 in cash and a pre-paid lease of $345,000. The transaction was funded with a 15-year mortgage at a local bank. The mortgage carries an interest rate of 200 basis points over the Bank's fully absorbed five-year cost of funds, adjusted every 5 years. The interest rate for the first 5-year period is 8.0%. The land and building has an appraised value of $1,370,000. Biosearch Medical Products will occupy approximately 75% of the building and Hydromer the remaining 25%. Manfred F. Dyck who is a director and executive officer of the Company is also a director and Chief Executive Officer of BMP, and hold approximately 20% of the Common Stock of BMP on a fully diluted basis. The Company believes that the terms of the foregoing arrangements are fair and equitable to both parties.

Robert J. Moravsik, Vice-President and General Counsel of the Company also serves as Vice-President and General Counsel of Biosearch Medical Products, Inc. In the event a conflict exists outside counsel is retained to represent Hydromer's interests. In the fiscal year ended June 30, 1998, the firm of Smith, Stratton, Wise, Heher and Brennan represented Hydromer in the purchase of the building from Biosearch.

Robert D. Frawley, Secretary of the Company, is of counsel to the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey. By agreement with the Company, Mr. Frawley provides legal counsel to the Company on a fee-for-service basis. Smith, Stratton, Wise, Heher & Brennan is expected to render legal services in the future.

II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------------------------------

Subject to ratification by the stockholders, the Board of Directors, has selected the firm of Rosenberg Rich Baker Berman & Company as the Company's independent public accountants for the current year.

Representatives of Rosenberg Rick Baker Berman & Company are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

III. OTHER MATTERS
-------------------
The Board of Directors of the Company does not know of any other matters which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

IV. MISCELLANEOUS
-----------------

If the accompanying form of Proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the proxy is revoked by written notice addressed to and received by the Secretary of the Corporation. If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors in favor of the nominees proposed by the Board of Directors, and in favor of ratification of The Independent Certified Public Accountants. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the meeting in writing at any time prior to the voting of the shares represented by the Proxy.

Votes that are withheld and broker nonvotes will be treated as shares that are present for purposes of determining a quorum. Withheld votes will be excluded in determining whether a nominee for director or the ratification of independent certified public accountants, has received a plurality of the votes cast.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

V. EXCHANGE ACT COMPLIANCE
--------------------------
Section 16(a) of the Securities Exchange Act requires that certain of the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities, file reports of ownership and changes in ownership of the Company's securities with the Securities Exchange Commission. Officers, directors and greater than ten percent shareholders are required to provide the Company with copies of the forms they file.

Based solely upon its review of copies of such forms received by the Company, and upon representations by the Company's officers and directors regarding compliance with the filing requirements, the company believes that in Fiscal 1998, all filing requirements applicable to its officers, directors and ten percent shareholders were complied within a timely manner.

SHAREHOLDER PROPOSALS
----------------------

Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company by May 22, 1999 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.



                                             Branchburg, New Jersey
                                             September 11, 1998

                                             By Order of the Board of Directors



                                             /s/ ROBERT D. FRAWLEY
                                             -----------------------------------
                                             Robert D. Frawley
                                             Secretary